SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 8, 2014

THINSPACE TECHNOLOGY, INC.

 (Exact name of Company as specified in charter)

Delaware	000- 52524	43-2114545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5535 S. Williamson Blvd, Unit 751

Port Orange, FL 32128

(Address of principal executive offices) (zip code)

 786-763-3830

(Registrant's telephone number)

____________________

(Former name and address, if changed since last report.)

Copies to:

Richard A. Friedman, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2014, Thinspace Technology, Inc. (the “Company”) entered into and closed a note purchase agreement (the “Firmware NPA”) with IBC Equity Holdings, Inc. (“IBC Holdings”), pursuant to which the Company sold to IBC Holdings a secured promissory note (the “Firmware Note”) in the principal amount of $300,000, for a purchase price of $300,000. IBC Holdings is an existing shareholder of and lender to the Company. The Firmware Note matures on October 8, 2015 and does not bear interest.

Pursuant to the Firmware NPA, the Company agreed to pay to IBC Holdings, commencing on October 8, 2014 and continuing in perpetuity thereafter, (ii) with respect to the first 600 individual hardware devices (“Revenue Sharing Units”) containing the Company’s proprietary persistent memory, program code and resident data thereon which together provide the control program for the Company’s hardware devices (the “Firmware”), sold by the Company for each calendar month, $20 for each Revenue Sharing Unit, and (ii) with respect to Revenue Sharing Units sold by the Company in excess of 600 in any calendar month, $50 for each Revenue Sharing Unit. The Company also granted to IBC Holdings, for a period commencing October 8, 2014 until the Firmware Note is no longer outstanding, an option to purchase the Firmware for a purchase price of $1 (the “Firmware Purchase Option”). Any exercise by IBC Holdings of the Firmware Purchase Option will act as repayment of the Firmware Note.

Pursuant to a security agreement entered into between the Company and IBC Holdings (the “Firmware Security Agreement”), the Company’s obligations under the Firmware NPA and the Firmware Note are secured by a security interest in the Firmware.

On October 8, 2014, the Company entered into and closed an additional note purchase agreement (the “VAR NPA”) with IBC Holdings, pursuant to which the Company sold to IBC Holdings a secured promissory note (the “VAR Note”) in the principal amount of $100,000, for a purchase price of $100,000. The VAR Note matures on October 8, 2015 and does not bear interest.

Pursuant to the VAR NPA, the Company agreed to pay to IBC Holdings, commencing on October 8, 2014 and continuing in perpetuity thereafter, 20% of the gross margin proceeds of the Company’s third party product sales (the “VAR Business”). The Company also granted to IBC Holdings, for a period commencing October 8, 2014 until the VAR Note is no longer outstanding, an option to purchase the assets used in the VAR Business for a purchase price of $1 (the “VAR Purchase Option”). Any exercise by IBC Holdings of the VAR Purchase Option will act as repayment of the VAR Note.

Pursuant to a security agreement entered into between the Company and IBC Holdings (the “VAR Security Agreement”), the Company’s obligations under the VAR NPA and the VAR Note are secured by a security interest in the Company’s assets used in the VAR Business.

Pursuant to a rider to the Firmware Security Agreement and the VAR Security Agreement (the “Security Agreement Rider”), any UCC-1 financing statements filed pursuant to the Firmware Security Agreement or VAR Security Agreement will be terminated upon the Company’s payment of $1,000,000 to IBC Holdings.

The foregoing descriptions of the Firmware NPA, Firmware Note, Firmware Security Agreement, VAR NPA, VAR Note, VAR Security Agreement, and Security Agreement Rider do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Firmware NPA
10.2	Firmware Note
10.3	Firmware Security Agreement
10.4	VAR NPA
10.5	VAR Note
10.6	VAR Security Agreement
10.7	Security Agreement Rider

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THINSPACE TECHNOLOGY, INC.

Dated: October 15, 2014	By:	/s/ J. Christopher Bautista
Name: J. Christopher Bautista
Title: Chief Executive Officer